Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8027 Forsyth Boulevard, St. Louis, Missouri 63105, hereby appoint M.J. Baughman, M. Tang, and J. A. Sperino as their Attorneys-in-Fact for the purpose of signing Emerson Electric Co.'s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for the fiscal year ended September 30, 2025.

Signature		Title	Date

/s/	J. S. Turley	Chair of the Board	October 7, 2025
J. S. Turley

/s/	M. A. Blinn	Director	October 7, 2025
M. A. Blinn

/s/	J. B. Bolten	Director	October 7, 2025
J. B. Bolten

/s/	C.G. Butler	Director	October 7, 2025
C. G. Butler

/s/	M. S. Craighead	Director	October 7, 2025
M. S. Craighead

/s/	G. A. Flach	Director	October 7, 2025
G. A. Flach

/s/	L. M. Lee	Director	October 7, 2025
L. M. Lee

/s/	M. S. Levatich	Director	October 7, 2025
M. S. Levatich

/s/	J. M. McKelvey	Director	October 7, 2025
J. M. McKelvey

/s/	S. L. Karsanbhai	President and Chief Executive Officer	October 7, 2025
S. L. Karsanbhai

/s/	M. J. Baughman	Executive Vice President,	October 7, 2025
	M. J. Baughman	Chief Financial Officer, and
Chief Accounting Officer